Exhibit 10.1

LETTER OF INTENT

February 15, 2013

To:

MarilynJean Media Inc., a corporation having its registered office at 12877 76th Avenue, Surrey, British Columbia V3W 1E6

Re:

Purchase of all of the issued and outstanding securities (the “Securities”) in the capital of MarilynJean Media Inc. (the “Target”)

The following sets out the basic terms upon which Future Energy Corp. (the “Purchaser”) would be prepared to purchase the Securities.  The terms are not comprehensive and additional terms, including customary representations and warranties, will be incorporated into a formal agreement (the “Formal Agreement”) to be negotiated between the Purchaser and the Target.  The basic terms are as follows:

1.

Purchaser:  The Purchaser is a company incorporated under the laws of the State of Nevada with its common shares registered under the Securities Exchange Act of 1934.

2.

Target:  The Target is a company organized under the laws of British Columbia.

3.

Securities:  The Purchaser agrees to purchase from all of the securityholders of the Target (collectively, the “Vendors”) and the Target agrees to use commercial best efforts to cause the Vendors to agree to sell, assign and transfer to the Purchaser, the Securities free and clear of all liens, charges and encumbrances. In the event that the Target is not able to cause all of the Vendors to consent to sell, assign and transfer all of the securities of the Target to the Purchaser, the Target will cause the shareholders of the Target (each, a “Shareholder”) holding a majority of the then outstanding common shares of the Target and, if applicable, the Shareholders holding a majority of each outstanding class of shares of the Target, to consent to such other transaction structure as may be permitted under the statutory provisions of the State of Nevada set forth in the Nevada Revised Statutes.

4.

Transaction:  The Purchaser, the Target and the Vendors will enter into a business combination whereby the Purchaser, or a subsidiary of the Purchaser, will purchase all of the Securities (which represent all of the issued and outstanding securities in the capital of the Target) from the Vendors (the “Acquisition”) in exchange for the issuance of an aggregate of 181,432,000 shares of common stock in the capital of the Purchaser. Upon the closing of the Acquisition (the “Closing”), the Target will become a wholly-owned subsidiary of the Purchaser or a subsidiary of the Purchaser.  The Acquisition will be completed pursuant to available exemptions from the Securities Act of 1933, and any other applicable securities legislation.

5.

Structure:  In order to facilitate the Acquisition, the Purchaser and the Target each agree to use their commercial best efforts to formulate a structure for the Acquisition which is acceptable to each of the parties and which is formulated to:

(a)

comply with all necessary legal and regulatory requirements;

(b)

minimize or eliminate any adverse tax consequences; and

(c)

be as cost effective as possible.

6.

Officers:  At Closing, the Target will have the right to nominate all officers of the Purchaser.

7.

Directors:  At Closing, the board of directors of the Purchaser will consist of directors nominated by the Target.

8.

Access to Information:  The Purchaser and the Target agree that, immediately upon the execution of this Letter of Intent by the Target:

(a)

the Purchaser and its respective advisors will have full access during normal business hours to, or the Target will deliver to the Purchaser, copies of all documents pertaining to the operations of the Target; and

(b)

the Target and its respective advisors will have full access during normal business hours to, or the Purchaser will deliver to the Target or the Vendors, as applicable, copies of all documents pertaining to the operations of the Purchaser.

9.

Return of Materials:  Each of the Purchaser and the Target agrees to return or destroy any materials delivered in accordance with Section 8 of this Letter of Intent if the Formal Agreement is not executed within the time provided in this Letter of Intent.

10.

Conditions Precedent for the Purchaser:  The obligation of the Purchaser to proceed with the Acquisition will be subject to the satisfaction by the Target and/or the Vendors or written waiver by the Purchaser of the following conditions (the “Purchaser’s Conditions Precedent”) within the time set forth in the Formal Agreement:

(a)

the Purchaser reviewing and approving all materials in the possession and control of the Target and the Vendors which are germane to the decision of the Purchaser to proceed with the Acquisition;

(b)

the Purchaser and its advisors having had a reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and both the Purchaser and its advisors being satisfied with the results of such due diligence;

(c)

the Target providing to the Purchaser, and the Purchaser and its accountant having had a reasonable opportunity to review, audited financial statements of the Target for each of the last two fiscal years completed prior to the Closing, prepared in accordance with United States generally accepted accounting principles (as modified in a manner acceptable to Purchaser) by independent accountants registered with the United States Public Company Accounting Oversight Board, and unaudited financial statements for the Target’s most recent interim financial period prior to the Closing, if any, and both the Purchaser and its accountant being satisfied with the content of such financial statements;

(d)

the Purchaser obtaining all necessary governmental, regulatory and court consents, waivers and approvals;

(e)

the Target obtaining the consent of any parties from whom consent to the Acquisition is required;

(f)

the Target and the Vendors complying with all pre-Closing covenants to be set out in the Formal Agreement and the continuing accuracy in all material respects of the representations and warranties of the Target and the Vendors as contained therein at Closing;

(g)

no material adverse change having occurred in connection with the business of the Target or the Securities;

(h)

no legal proceedings pending or threatened to enjoin, restrict or prohibit the transactions contemplated in connection with the Acquisition;

(i)

approval of the board of directors of the Purchaser and the Target being obtained;

(j)

approval of: (i) all of the Vendors being obtained; or (ii) Shareholders holding a majority of the Securities and, if applicable, Shareholders holding a majority of each outstanding class of Securities, being obtained; and

(k)

any other conditions customary in transactions similar to the Acquisition.

It would be the expectation of the Purchaser that many of the Purchaser’s Conditions Precedent will be narrowed or eliminated altogether as the Purchaser completes its due diligence and the Formal Agreement and schedules thereto are finalized.

11.

Conditions Precedent for the Vendors:  The obligation of the Vendors to proceed with the Acquisition will be subject to satisfaction by the Purchaser or written waiver by the Vendors of the following conditions (collectively, the “Vendors’ Conditions Precedent”) within the time set forth in the Formal Agreement:

(a)

the Vendors reviewing and approving all materials in the possession and control of the Purchaser which are germane to the decision of the Vendors to proceed with the Acquisition;

(b)

the Vendors and their advisors having had a reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and the Vendors and their advisors being satisfied with the results of such due diligence;

(c)

the Vendors and their accountant having had a reasonable opportunity to review the audited financial statements of the Purchaser, and the Vendors and their accountant being satisfied with the content of such financial statements;

(d)

the Vendors and the Target obtaining all necessary governmental, regulatory and court consents, waivers and approvals (including antitrust clearance to the extent applicable);

(e)

the Purchaser obtaining the consent of any parties from whom consent to the Acquisition is required;

(f)

the Purchaser complying with all pre-Closing covenants to be set out in the Formal Agreement and the continuing accuracy in all material respects of the representations and warranties of the Purchaser as contained therein at Closing;

(g)

no material adverse change having occurred in connection with the business of the Purchaser;

(h)

approval of the board of directors of the Purchaser and the Target and approval of all of the Vendors being obtained;

(i)

no legal proceedings pending or threatened to enjoin, restrict or prohibit the transactions contemplated in connection with the Acquisition; and

(j)

other conditions customary in transactions similar to the Acquisition.

It would be the expectation of the Vendors that many of the Vendors’ Conditions Precedent will be narrowed or eliminated altogether as the Vendors complete their due diligence and the Formal Agreement and schedules thereto are finalized.

12.

Closing:  The Closing, unless otherwise agreed to by the Purchaser and the Target, will occur not later than March 31, 2013.  At the Closing, the Vendors will transfer the Securities to the Purchaser free from any outstanding liens, charges, claims or encumbrances and execute all such documents as the Purchaser’s solicitors may require in order to effect such transfer.  The Closing may take place by exchange of the appropriate solicitors’ undertakings, which will involve each party’s solicitors delivering to his or her counterpart all required documentation, to be held in trust and not released until all such documentation has been executed and delivered to the Purchaser.

13.

Confidentiality:  Except as and to the extent required by law, neither the Purchaser nor the Target will disclose or use, and will direct its respective representatives not to disclose or use to the detriment of the other party, any Confidential Information (as defined below) with respect to such other party furnished, or to be furnished, by either the Purchaser or the Target or their respective representatives to such other party or its representatives at any time or in any manner other than as may be agreed to by such other party. For purposes of this Section 13, “Confidential Information” means any information about the Target or the Purchaser stamped “confidential” or identified in writing as such promptly following its disclosure, unless (i) such information is already known to the other party or its representatives or to others not bound by a duty of confidentiality; (ii) such information becomes publicly available through no fault of the other party or its representatives; (iii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Acquisition; or (iv) the furnishing or use of such information is required by, or necessary or appropriate in connection with, legal proceedings.  Upon the written request of the Purchaser or the Target, as applicable, the other party will promptly return or destroy any Confidential Information in its possession and certify in writing to the other party that it has done so.

14.

Disclosure:  Except as and to the extent required by law, without the prior written consent of the other parties, neither the Purchaser, the Vendors, nor the Target will, and each will direct its representatives not to, make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions or other aspects of the transactions proposed in this Letter of Intent.  If a party is required by law to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

15.

Expenses:  The Purchaser, the Target and each Vendor will be responsible for and bear all of its own costs and expenses (including any broker’s or finder’s fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Acquisition.

16.

Formal Agreement:  Upon execution of this Letter of Intent, the Purchaser will arrange for the preparation of a draft of the Formal Agreement for the Vendors’ and Target’s review.  The Formal Agreement may require further negotiation and may contain matters not contemplated in this Letter of Intent.

17.

Good Faith Negotiations:  Each of the parties will act honestly, diligently and in good faith in their respective endeavors to negotiate, settle and execute the Formal Agreement on or before February 28, 2013 and to consummate the Acquisition on or before March 31, 2013.

18.

Standstill:  From the date hereof until March 31, 2013, unless a later date is mutually agreed to in writing by the parties, the parties will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to the matters contemplated by this Letter of Intent to, any third parties, unless such action, matter or transaction is part of the transactions contemplated in this Letter of Intent or is satisfactory to, and is approved in writing in advance by, the other party hereto or is necessary to carry on the normal course of business.

19.

Not a Binding Agreement:  This Letter of Intent does not create a binding contract and will not be enforceable, except in respect of the obligations set out in paragraphs 9, 13, 14, 15, 18, 19, 21, 22, 23 and 24 (collectively, the “Binding Provisions”).  The Binding Provisions will automatically terminate on March 31, 2013 and may be terminated earlier upon written notice by either party to the other party unilaterally, for any reason or no reason, with or without cause, at any time; provided, however, that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination.  Upon termination of the Binding Provisions, the parties will have no further obligations hereunder, except for the obligations in paragraphs 9, 13, 14, 15, 19 and 21, which will survive any such termination.

20.

Currency:  All references to “$” in this Letter of Intent shall refer to currency of the United States of America.

21.

Proper Law:  This Letter of Intent will be governed by and construed in accordance with the law of the Province of British Columbia and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of the Province of British Columbia in any proceeding hereunder.

22.

Counterparts and Electronic Means:  This Letter of Intent may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.  Delivery to us of an executed copy of this Letter of Intent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery to us of this Letter of Intent as of the date of successful transmission to us.

23.

No Liability:  Except as specified in paragraph 19, the provisions of this Letter of Intent do not constitute and will not give rise to any legally binding obligation on the part of either party to this Letter of Intent.  Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Acquisition, or relating to the negotiation of the terms of the Acquisition or the Formal Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the parties to this Letter of Intent.

24.

Acceptance:  If you are agreeable to the foregoing terms, please sign and return a duplicate copy of this Letter of Intent by no later than by 5:00 p.m. on February 18, 2013.

Yours truly,

FUTURE ENERGY CORP.

/s/George Paquet

Per : Authorized Signatory

The above terms are accepted this 15th day of February, 2013.

MARILYNJEAN MEDIA INC.

/s/Jason Carvalho

Per: Authorized Signatory